Exhibit 99.1

Special Attention

July 31, 2009
Bulletin No. 1330

Second Quarter Dividend Announcement

Dear Chief Executive Officer:

On July 30, 2009, the Bank's Board of Directors declared a cash dividend for the second quarter of 2009 at an annualized dividend rate of 0.84%.

The Bank will pay the dividend in cash rather than stock form to comply with Federal Housing Finance Agency rules, which do not permit us to pay dividends in the form of capital stock if the amount of excess stock exceeds 1% of the Bank's total assets. We currently exceed this limit.

We expect to pay the second quarter dividend on or about August 14, 2009.

The dividend will be paid on the capital stock outstanding to each shareholder during the quarter ending June 30, 2009, with the amount prorated for the period of time during the second quarter that the shareholder's stock was outstanding.

Sincerely,

/s/ Dean Schultz

Dean Schultz
President and Chief Executive Officer

cc: Chief Financial Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This bulletin contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "will," "expect," or their negatives or other variations on these terms. The Bank cautions that by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the Bank's ability to pay dividends out of retained earnings. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.